SHARE EXCHANGE AGREEMENT

AGREEMENT dated as of November 10, 2006 by and between Ultradata Systems, Incorporated, a Delaware corporation (hereinafter referred to as "Ultradata") and the individuals identified on the signature page as the shareholders of China Organic Health Products, Inc., a Delaware corporation (“Delaware COHP Shareholders”).

WHEREAS, China Organic Health Products, Inc. (“Delaware COHP”) owns one hundred percent (100%) of the issued and outstanding capital stock of Jilin Huaren Organic Health Products Co., Ltd., a corporation organized under the laws of the People’s Republic of China (“Jilin COHP”); and

WHEREAS, the Delaware COHP Shareholders own all of the issued and outstanding capital stock of Delaware COHP; and

WHEREAS, the Delaware COHP Shareholders desire to transfer the capital stock of Delaware COHP to Ultradata and Ultradata desires to acquire such shares.

NOW, THEREFORE, it is agreed:

1.

Definitions.  As used herein, the following terms shall have the meanings set forth below:

a.

“Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses or corporate existence of Ultradata, Delaware COHP or Jilin COHP.

b.

“GAAP” means generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or any successor institutes concerning the treatment of any accounting matter.

c.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

d.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

(ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

(iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

e.

“Tax Return” means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

2.

Share Exchange.

a.

On the Closing Date (defined herein), the Delaware COHP Shareholders shall transfer and assign to Ultradata all of the issued and outstanding capital stock of Delaware COHP.  The Delaware COHP Shareholders represent and warrant that upon delivery to Ultradata of certificates for said shares, all right, title and interest in said shares will be transferred to Ultradata free of Liens, claims and encumbrances.

b.

On the Closing Date, Ultradata shall issue to the Delaware COHP Shareholders Twenty Seven Million, Four Hundred Eighty-Six Thousand, One Hundred and Seventy Five (27,486,175) shares of Common Stock and Two Hundred Thirty Four Thousand, Eight Hundred and Eighty (234,880) shares of Series D Convertible Preferred Stock, each of which is convertible into Two Thousand (2,000) shares of Common Stock.  Ultradata warrants that the Common Stock and the Series D Preferred Stock, when so issued, will be duly authorized, fully paid and non-assessable.

c.

 The parties intend that the exchange of shares described above shall qualify as a tax-free exchange under Section 351 of the United States Internal Revenue Code.  The parties further intend that the issuance of the common stock and the preferred stock by Ultradata to Delaware COHP shall be exempt from the provisions of Section 5 of the Securities Act of 1933 pursuant to Section 4(2) of said Act.

3.

Closing.  The Closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of American Union Securities, Inc. on the first business day after the conditions precedent set forth in Section 7 hereof have been satisfied, but in no event later than November 13, 2006 (the “Closing Date”).

4.

Warranties and Representations of Delaware COHP Shareholders.  In order to induce Ultradata to enter into this Agreement and to complete the transaction contemplated hereby, the Delaware COHP Shareholders warrant and represent to Ultradata that:

a.

Organization and Standing .  Delaware COHP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. The copies of the Certificate of Incorporation and Bylaws of Delaware COHP previously delivered to Ultradata are true and complete as of the date hereof.

b.

Capitalization.  Delaware COHP’s entire authorized capital stock consists of 1000 shares of common stock, $.001 par value, of which all 1000 shares are issued and outstanding. There are no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into equity securities, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which Delaware COHP is bound, calling for the issuance of any additional equity securities of Delaware COHP.  All of the outstanding shares of Delaware COHP Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or any Applicable Law.

c.

Ownership of Delaware COHP Shares. The Delaware COHP Shareholders are the sole owners of the outstanding shares of Delaware COHP Common Stock.  By the transfer of the Delaware COHP Common Stock to Ultradata pursuant to this Agreement, Ultradata will acquire good and marketable title to 100% of the capital stock of Delaware COHP, free and clear of all Liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that the Delaware COHP Common Stock will not have been registered under the Securities Act of 1933, or any applicable state securities laws.

d.

Business Operations and Liabilities – Delaware COHP. Delaware COHP has conducted no business operations other than the acquisition of ownership of the capital stock of Jilin COHP.  Delaware COHP has no liabilities.

e.

Organization and Standing – Jilin COHP.  Jilin COHP is a corporation duly organized, validly existing and in good standing under the laws of the People’s Republic of China.   Jilin COHP has all of the government licenses and permits necessary to carry on its business as now conducted, to own and operate its assets, properties and business, and to carry out the transactions contemplated by this agreement.

f.

Capitalization - Jilin COHP.  Except for the capital stock of Jilin COHP that is owned by Delaware COHP, there are no voting or equity securities authorized or issued, nor any authorized or issued securities convertible into equity securities, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which Jilin COHP or Delaware COHP is bound, calling for the issuance of any additional equity securities of Jilin COHP.  All of the outstanding shares of Jilin COHP Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or any applicable securities laws.

g.

Ownership of Jilin COHP Shares.  Delaware COHP is the owner of one hundred percent (100%) the outstanding shares of Jilin COHP Common Stock, free and clear of all Liens, encumbrances, and restrictions whatsoever.

h.

Corporate Records; Reporting Requirements.  All of the books and records of each of Delaware COHP and Jilin COHP including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date and complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.  All reports, returns and statements currently required to be filed by either Delaware COHP or Jilin COHP with any government agency with respect to the business and operations of Delaware COHP or Jilin COHP have been filed or valid extensions have been obtained in accordance with normal procedures, and all governmental reporting requirements have been complied with.

i.

Financial Statements.  The Delaware COHP Shareholders have delivered to Ultradata the financial statements of Jilin COHP for the nine months ending June 30, 2006 and for the years ended September 30, 2005 and 2004 (collectively, the “Jilin Financial Statements”).   The Jilin financial statement for the period ending June 30, 2006 has been prepared in accordance with U.S. generally accepted accounting principles and presents fairly in all material respects the financial condition of Jilin COHP as of the date thereof.   The financial statements of Jilin COHP for the years ended September 30, 2005 and 2004 have been reported on by an independent accountant registered with the PCAOB.

j.

Absence Of Certain Changes Or Events.  Except as set forth on Schedule 4(i), to the knowledge of the Delaware COHP Shareholders, since June 30, 2006,

(i)

there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Jilin COHP or (ii) any damage, destruction, or loss to Jilin COHP (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Jilin COHP;

(ii)

Neither Delaware COHP nor Jilin COHP has (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock; (ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Delaware COHP or Jilin COHP; or (iii) made any material change in its method of management, operation, or accounting;

(iii)

to the knowledge of the Delaware COHP Shareholders, Jilin COHP has not become subject to any law or regulation which materially and adversely affects, or in the future is substantially likely to have a material adverse effect on Jilin COHP.

k.

Ownership of Assets.  Except as specifically identified in the Jilin COHP Financial Statements, Jilin COHP has good and marketable title, without any Liens or encumbrances of any nature whatever, to all of the following, if any:  its assets, properties and rights of every type and description, including, without limitation, all cash on hand and in banks, certificates of deposit, stocks, bonds, and other securities, good will, customer lists, its corporate name and all variants thereof, trademarks and trade names, copyrights and interests thereunder, licenses and registrations, pending licenses and permits and applications therefor, inventions, processes, know-how, trade secrets, real estate and interests therein and improvements thereto, machinery, equipment, vehicles, notes and accounts receivable, fixtures, rights under agreements and leases, franchises, all rights and claims under insurance policies and other contracts of whatever nature, rights in funds of whatever nature, books and records and all other property and rights of every kind and nature owned or held by  Jilin COHP as of this date.  Except in the ordinary course of its business, Jilin COHP has not disposed of any such asset since June 30, 2006.

l.

Governmental Consent.  No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other non-U.S., U.S., state, county, local or other foreign governmental authority, instrumentality, agency or commission is required by or with respect to Delaware COHP or Jilin COHP in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

m.

Taxes.  Each of Delaware COHP and Jilin COHP has filed all tax returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns except for taxes being contested in good faith.  There is no material claim for taxes that is a Lien against the property of Delaware COHP or Jilin COHP other than Liens for taxes not yet due and payable.

n.

Pending Actions.  There are no material legal actions, lawsuits, proceedings or investigations pending or threatened, against or affecting Delaware COHP or Jilin COHP, or against Jilin COHP’s Officers or Directors or the Delaware COHP Shareholders that arose out of their operation of Jilin COHP.  None of Delaware COHP, Jilin COHP, or the Delaware COHP Shareholders is subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body which would be likely to have a material adverse effect on the business of Jilin COHP or Delaware COHP.

o.

No Interest in Suppliers, Customers, Creditors or Competitors.  Except as specifically identified in the Jilin Financial Statements, neither any of the Delaware COHP Shareholders nor any member of his or her family has any interest of any nature whatever in any supplier, customer, creditor or competitor of Jilin COHP.

p.

No Debt Owed to Delaware COHP Shareholders.  Neither Delaware COHP nor Jilin COHP owes any money, securities, or property to any of the Delaware COHP Shareholders or any member of his or her family or to any company controlled by or under common control with such a person, directly or indirectly.

q.

Intellectual Property And Intangible Assets.

To the knowledge of the Delaware COHP Shareholders, Jilin COHP has full legal right, title and interest in and to all of the intellectual property utilized in the operation of its business.  Jilin COHP has not received any written notice that the rights of any other person are violated by the use by Jilin COHP of the intellectual property.  None of the intellectual property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the knowledge of the Delaware COHP Shareholders, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

r.

Validity of the Agreement.  This Agreement has been duly executed by the Delaware COHP Shareholders and constitutes their valid and binding obligation, enforceable in accordance with its terms except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors’ rights.  The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, the Certificate of Incorporation of either Delaware COHP or Jilin COHP, or any material agreement or undertaking, oral or written, to which Delaware COHP or Jilin COHP or any of the Delaware COHP Shareholders is a party or is bound or may be affected by, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body; and the business now conducted by  Jilin COHP can continue to be so conducted after completion of the transaction contemplated hereby.

s.

Compliance with Laws.  Jilin COHP's operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations.  Jilin COHP is not in violation of any law, ordinance or regulation of the People’s Republic of China or of any other jurisdiction.  Jilin COHP holds all the environmental, health and safety and other permits, licenses, authorizations, certificates and approvals of governmental authorities necessary or proper for the current use, occupancy or operation of its business, all of which are now in full force and effect.

5.

Warranties and Representations of Ultradata.  In order to induce the Delaware COHP Shareholders to enter into this Agreement and to complete the transaction contemplated hereby, Ultradata warrants and represents to the Delaware COHP Shareholders that:

a.

Organization and Standing.  Ultradata is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Ultradata is qualified to do business as a foreign corporation in every state or jurisdiction in which it operates to the extent required by the laws of such states and jurisdictions, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. The copies of the Certificate of Incorporation and Bylaws of Ultradata previously delivered to the Delaware COHP Shareholders are true and complete as of the date hereof.

b.

Capitalization.  Ultradata's entire authorized capital stock consists of 50,000,000 shares of common stock, $.01 par value per share, 4,405,120 shares of preferred stock, $0.01 par value per share; 210, 000 shares of Series B Convertible Preferred Stock, $0.01 par value per share; 150,000 shares of Series C Convertible Preferred Stock, $0.01 par value per share, and 234,880 shares of Series D Convertible Preferred Stock, $0.01 per share.   At the Closing, prior to the issuance of shares to the Delaware COHP Shareholders, there will be 17,548,665 shares of Ultradata Common Stock issued and outstanding and, in addition, 210,000 shares of Series B Convertible Preferred Stock, which is convertible into ten (10%) of the number of shares of common stock outstanding after the Closing; and 100,000 shares of Series C Convertible Preferred Stock, which is convertible into two (2%) percent of the number of shares of common stock outstanding after the Closing.  In addition, the holders of the Series C convertible preferred stock have options to acquire an additional 50,000 shares of Series C Convertible Preferred Stock, which is convertible into one (1%) of the number of shares of common stock outstanding after the Closing, at any time until the expiration of such option on December 31, 2007.  At the Closing there will be no other voting or equity securities outstanding, and, except as set forth in Schedule 5(b) to this agreement, no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which Ultradata is bound, calling for the issuance of any additional shares of common stock or preferred stock or any other voting or equity security.

c.

Corporate Records.  All of Ultradata's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation; and all of said books and records will be delivered to Ultradata’s new management at Closing.

d.

Significant Agreements.  At the Closing, Ultradata will not be bound by any contract, agreement, lease, commitment, guarantee or arrangement of any kind other than (i) the Management Agreement dated June 1, 2006 by and among Ultradata, its subsidiary, R.W. Data, Inc. and certain individuals (the “Management Agreement”), and (ii) agreements made in the ordinary course of business of R.W, Data, Inc..  A true and correct copy of the Management Agreement has been provided to the Delaware COHP Shareholders.

e.

Taxes.  Ultradata has filed all tax returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns except for taxes being contested in good faith.  There is no material claim for taxes that is a Lien against the property of Ultradata other than Liens for taxes not yet due and payable.

f.

Pending Actions.  Except as set forth on Schedule 5(f) to this Agreement, there are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting Ultradata or against Ultradata’s former or current Officers or Directors that arose out of their operation of Ultradata.  Ultradata is not subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body.

g.

Validity of the Agreement.  All corporate and other proceedings required to be taken by Ultradata in order to enter into and to carry out this Agreement have been duly and properly taken.  This Agreement has been duly executed by Ultradata, and constitutes a valid and binding obligation of Ultradata, enforceable against it in accordance with its terms except to the extent limited by applicable bankruptcy reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors’ rights.  The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, Ultradata's Certificate of Incorporation or Bylaws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which Ultradata is a party or by which it is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body.

h.

Trading Status.  Ultradata’s common stock is traded on the OTC Bulletin Board with the symbol “UDTA.” To the knowledge of Ultradata, Ultradata has not been threatened and is not subject to removal of its common stock from the OTC Bulletin Board.

i.

SEC Status.

The common stock of Ultradata is registered pursuant to Section 12(g) of the Securities and Exchange Act of 1934.  Ultradata has filed all reports required by the applicable regulations of the SEC. All of the filings by Ultradata under the Exchange Act within the past four years were true, correct and complete in all material respects when filed, were not misleading and did not omit to state any material fact which was necessary to make the statements contained in such public filings not misleading in any material respect.

j.

Compliance with Laws.  Ultradata’s operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations.  Ultradata is not in violation of any Applicable Law.

6.

Pre-Closing Covenants.

a.

Tax-Free Exchange.  The Parties intend that the transactions contemplated by this Agreement qualify as a tax-free exchange under Section 351 of the United States Internal Revenue Code.  The Parties will take the position for all purposes that the said transactions qualify under said Section 351.

b.

Announcement.  Prior to the Closing, no Party hereto nor Delaware COHP or Jilin COHP shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Party (which consent shall not be unreasonably withheld), except as may be required by applicable law or securities regulation.  The Parties will, to the extent practicable, consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to this Agreement and the transactions contemplated hereby whether or not required by Applicable Law.  Upon execution of this Agreement, Ultradata shall issue a press release, which shall be approved by the Delaware COHP Shareholders.

c.

Access to Information

(A)

Inspection by Delaware COHP.  Ultradata will make available for inspection by Delaware COHP, during normal business hours, all of Ultradata’s records (including tax records), books of account, premises, contracts and all other documents in Ultradata’s possession or control that are reasonably requested by Delaware COHP to inspect and examine the business and affairs of Ultradata.  Ultradata will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of Delaware COHP concerning the business and affairs of Ultradata.  Delaware COHP will treat and hold as confidential any information it receives from Ultradata in the course of the reviews contemplated by this Section 6c(A).  No examination by Delaware COHP will, however, constitute a waiver or relinquishment by the Delaware COHP Shareholders of their rights to rely on Ultradata’s covenants, representations and warranties made herein or pursuant hereto.

(B)

Inspection by Ultradata.  The Delaware COHP Shareholders will cause Delaware COHP and Jilin COHP to make available for inspection by Ultradata, during normal business hours and in a manner so as not to interfere with normal business operations, all of Delaware COHP’s and Jilin COHP’s records (including tax records), books of account, premises, contracts and all other documents in Delaware COHP’s or Jilin COHP’s possession or control that are reasonably requested by Ultradata to inspect and examine the business and affairs of Jilin COHP and Delaware COHP. The Delaware COHP Shareholders will cause the managerial employees of Delaware COHP and Jilin COHP and their regular independent accountants to be available upon reasonable advance notice to answer questions of Ultradata concerning the business and affairs of Jilin COHP and Delaware COHP.  Ultradata will treat and hold as confidential any information it receives from Jilin COHP and Delaware COHP in the course of the reviews contemplated by this Section 6c(B).  No examination by Ultradata will, however, constitute a waiver or relinquishment by Ultradata of its rights to rely on the Delaware COHP Shareholders’ covenants, representations and warranties made herein or pursuant hereto.

7.

Conditions Precedent to Closing.

a.

Conditions Precedent to Obligations of Delaware COHP Shareholders.  The obligations of the Delaware COHP Shareholders under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

(A)  Ultradata's representations and warranties contained herein shall be true and correct on the Closing Date, as if such representations and warranties had been made on and as of the Closing Date, and the Chief Executive Officer and Chief Financial Officer of Ultradata shall have delivered to the Delaware COHP Shareholders a certification to such effect.

(B) Ultradata shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by it prior to or at the time of the Closing.

(C) Ultradata shall have filed with the Secretary of State of the State of Delaware a Certificate of Designation of the Series D Convertible Preferred Stock in the form annexed hereto as Exhibit A.

(D) Based on information provided by the Delaware COHP Shareholders, Ultradata shall have filed with the SEC an information statement compliant with SEC Rule 14f-1, and shall have mailed the information statement to its shareholders at least ten days before the Closing Date, and shall not have received any comments thereon from the SEC.

(E) Ultradata's common stock will be listed for trading on the OTC Bulletin Board, and bid and asked quotations shall be posted as of the Closing Date.

(F) The Delaware COHP Shareholders shall have completed to their own satisfaction due diligence with respect to Ultradata.

(G) There shall be issued and outstanding 17,548,665 shares of Ultradata common stock, 210,000 shares of Ultradata Series B Preferred Stock, 100,000 shares of Ultradata Series C Preferred Stock and no shares of Ultradata Series D Preferred Stock; and  there shall be no other voting or equity securities outstanding, and, except for the commitments made by Ultradata to the Delaware COHP Shareholders under this Agreement, the purchase options granted to the holders of the Series C Preferred Stock under the Management Agreement, or as set forth on Schedule 5(b) hereto, there shall be no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which Ultradata is bound calling for the issuance of any additional shares of common stock or preferred stock or any other voting or equity security.

(H)  The holder of the Series B Preferred Stock shall have delivered to the Delaware COHP Shareholders a voting proxy in the form of Exhibit B hereto granting to the representative of the Delaware COHP Shareholders the right to vote the Series B shares until and unless they are converted to common stock.

(I) All documents and instruments to be delivered pursuant to this Agreement shall be reasonably satisfactory in substance and form to the Delaware COHP Shareholders and their counsel, and the Delaware COHP Shareholders and their counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

b.

Conditions Precedent to Obligations of Ultradata.  The obligations of the Ultradata under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

(A) The representations and warranties of the Delaware COHP Shareholders contained herein shall be true and correct on the Closing Date, as if such representations and warranties had been made on and as of the Closing Date, and the Chief Executive Officer of Delaware COHP shall have delivered to Ultradata a certification to such effect.

(B) The Delaware COHP Shareholders shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing.

(C) Ultradata shall have completed to its own satisfaction due diligence with respect to Delaware COHP and Jilin COHP.

(D)  The holders of a majority of the Series C Convertible Preferred Stock shall have approved the transaction described in this Agreement.

(E) Since the date of this Agreement, neither Delaware COHP nor Jilin COHP shall have suffered any material adverse event.

(F)  The Delaware COHP Shareholders shall have delivered to Ultradata, at least fifteen days prior to the Closing, the information required to be included in the Rule 14f-1 information statement referred to in Section 7a(D) of this Agreement.

(G)  The Delaware COHP Shareholders shall have delivered to Ultradata a draft Current Report on Form 8-K containing the information that Ultradata shall be required to file with the SEC within four business days after the Closing.

(H) All documents and instruments to be delivered pursuant to this Agreement shall be reasonably satisfactory in substance and form to Ultradata and its counsel, and Ultradata and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

8.

Deliveries at Closing

a.

At the Closing the Delaware COHP Shareholders shall deliver to Ultradata the following:

i.  Certificates for the outstanding shares of Delaware COHP duly endorsed for transfer to Ultradata.

ii.  The Certification of the Chief Executive Officer of Delaware COHP described in Section 7b(A) hereof.

iii. A certificate of good standing issued by the Secretary of State of the State of Delaware with respect to Delaware COHP within seven days prior to the closing date.

b.

At the Closing, Ultradata shall deliver to the Delaware COHP Shareholders the following:

i.  Certificates for Twenty Seven Million, Four Hundred Eighty Six Thousand, One Hundred and Seventy Five (27,486,175) shares of Ultradata Common Stock and

Two Hundred Thirty Four Thousand, Eight Hundred and Eighty (234,880) shares of Ultradata Series D Convertible Preferred Stock.

ii.  The Certifications of the Chief Executive Officer and Chief Financial Officer of Ultradata described in Section 7a(A) hereof.

iii  A certificate of good standing issued by the Delaware Secretary of State with respect to Ultradata within seven days prior to the Closing Date.

iv.  The voting proxy described in Section 7a (I) hereof.

v.  A certification signed by the Secretary of Ultradata attesting to the adoption and continuing effectiveness of resolutions of the Ultradata Board of Directors (i) ratifying and approving this Agreement, and (ii) electing Dr. Huakang Zhou, Mr. Jinzhong Fang, and Mr. Changcai Zhang to serve as the sole members of the Ultradata Board of Directors effective on the completion of the Closing.

vi.  All books and records of Ultradata.

9.

Termination.  This Agreement may be terminated at any time before or at Closing, by:

a.

The mutual agreement of the Parties;

b.

Any Party if any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement or any material component thereof.

c.

Ultradata, if the Delaware COHP Shareholders shall have breached in any material respect any of their representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within five (5) business days after the giving of written notice by Ultradata to the Delaware COHP Shareholders;

d.

The Delaware COHP Shareholders, if Ultradata shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within five (5) business days after the giving of written notice by the Delaware COHP Shareholders to Ultradata; or

e.

Without any action on the part of the Parties if required by Applicable Law or if the Closing shall not have occurred on or prior to November 13, 2006.

Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other for such costs and expenses.

10.

Restriction on Resale. The Ultradata Common Stock and the Ultradata Preferred Stock to be issued by Ultradata to the Delaware COHP Shareholders hereunder at the Closing will not be registered under the Securities Act of 1933, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of within the United States of America until:  (i) a registration statement with respect to such securities is declared effective under the Securities Act of 1933, or (ii) Ultradata receives an opinion of counsel for the stockholders, reasonably satisfactory to counsel for Ultradata, that an exemption from the registration requirements of the Securities Act of 1933 is available.

The certificates representing the shares which are being issued to the Delaware COHP Shareholders pursuant to this Agreement shall contain a legend substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR ULTRADATA SYSTEMS, INC. RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ULTRADATA SYSTEMS, INC. THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

11.

Confidentiality.   Ultradata, on the one hand, and the Delaware COHP Shareholders, on the other hand, will keep confidential all information and documents obtained from the other, including but not limited to any information or documents provided pursuant to Section 6c hereof (except for any information disclosed to the public pursuant to a press release authorized by the Parties); and in the event the Closing does not occur or this Agreement is terminated for any reason, will promptly return such documents and all copies of such documents and all notes and other evidence thereof, including material stored on a computer, and will not use such information for its own advantage, except to the extent that (i) the information must be disclosed by law, (ii) the information becomes publicly available by reason other than disclosure by the Party subject to the confidentiality obligation, (iii) the information is independently developed without use of or reference to the other Party’s confidential information, (iv) the information is obtained from another source not obligated to keep such information confidential, (v) the information is already publicly known or known to the receiving Party when disclosed as demonstrated by written documentation in the possession of such Party at such time, or (vi) in connection with any arbitration proceeding hereunder pursuant to Section 12.

12.

Applicable Law; Arbitration.

a.

Governing Law.   This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

b.

Arbitration.

Any controversy or claim among the Parties arising out of or relation to this Agreement or arising in connection with any breach hereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.  Any award rendered in any arbitration hereunder or in connection herewith shall be final and binding on the Parties and judgment upon such award shall be rendered in any court of competent jurisdiction.  Any arbitration shall be held in New York, New York.  A single arbitrator shall conduct all arbitrations.

13.

Notices.   All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given or made as follows:

(a)

If sent by an overnight air courier with a national reputation, 2 business days after being sent;

(b)

If sent by facsimile transmission, with a copy mailed on the same day in the manner provided in clause (a) above, when transmitted and receipt is confirmed by the fax machine; or

(c)

If otherwise actually personally delivered, when delivered.

All notices and other communications under this Agreement shall be sent or delivered as follows:

If to the Delaware COHP Shareholders, to:

China Organic Health Products, Inc.

c/o American Union Securities

100 Wall Street, 15th Floor

New York, NY  10005

Attention:  Mr. Peter Zhou

Facsimile:  (212) 786-5867

If to Ultradata, to:

            Ultradata Systems Incorporated

c/o Warner Technology & Investment Corp.

701 E. Linden Avenue

Linden, NJ 07036

Facsimile:  (212) 786-5867

with a copy to (which shall not constitute notice):

Robert Brantl, Esq.

52 Mulligan Lane

Irvington, NY  10533

Facsimile:  (914) 693-1807

Each Party may change its address by written notice in accordance with this Section.

14.

Covenant of Cooperation. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

15.

Assignment; Binding Effect.  This Agreement, including both its obligations and benefits, shall inure to the benefit of, and be binding on the respective heirs, legal representatives, permitted assigns, transferees and successors of the parties.  This Agreement may not be assigned or transferred in whole or in part by any party without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed.

16.

Counterparts.  This Agreement may be executed in multiple facsimile counterparts.   Each of the counterparts shall be deemed an original, and together they shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date and year written on the first page.

ULTRADATA SYSTEMS, INC.

By: /s/ Huakang Zhou

      Huakang Zhou, Chief Executive Officer

CHINA ORGANIC HEALTH PRODUCTS, INC.

/s/ Huakang Zhou

Huakang Zhou

Chief Executive Officer

DELAWARE COHP SHAREHOLDERS:

WARNER TECHNOLOGY & INVESTMENT CORP.

/s/ Huankang Zhou

Huakang Zhou

President

AMERICAN UNION SECURITIES, INC.

/s/ John Leo

John Leo

President

/s/ Yufeng Hu

Yufeng Hu

/s/ Xiaojin Wang

Xiaojin Wang

/s/ Jinzhong Fang

Jinzhong Fang

/s/ Changcai Zhang

Changcai Zhang

/s/ Huayu Zhou

Huayu Zhou

/s/ Kun Qian

Kun Qian

/s/ Lan Wang

Lan Wang

/s/ Dahai Zhou

Dahai Zhou

/s/ Wenlan Li

Wenlan Li

/s/ Suqin Ma

Suqin Ma

/s/ Jinfu Fang

Jinfu Fang

/s/ Guirong Zhang

Guirong Zhang

/s/ Chenghai Zhang

Chenghai Zhang

/s/ Huiqin Cao

Huiqin Cao

/s/ Shuyun Zhang

Shuyun Zhang

/s/ Tao Hu

Tao Hu

/s/ John C. Leo

John C. Leo

EXHIBITS

Exhibit A – Certificate of Designation of Series D Convertible Preferred Stock

Exhibit B – Voting Proxy

     EXHIBIT A

CERTIFICATE OF DESIGNATION

SERIES D CONVERTIBLE PREFERRED STOCK

($.01 Par Value)

of

ULTRADATA SYSTEMS, INC.

Pursuant to Section 151 of the General Corporation Law

________________________________________

Ultradata Systems, Inc., a corporation organized and existing under the law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 151 of the General Corporation Law, DOES HEREBY CERTIFY as follows:

That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, as amended (“Certificate of Incorporation”), the Board of Directors of the Corporation by resolution adopted by written consent in lieu of meeting dated October     , 2006, adopted the following resolution creating a series of 234,880 shares of Preferred Stock, $.01 par value per share, designated as Series D Convertible Preferred Stock:

Section 1.  Designation and Amount. The shares of such series shall be designated as "Series D Convertible Preferred Stock" and the number of shares constituting such series shall be 234,880. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series D Convertible Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series D Convertible Preferred Stock.

Section 2.  Dividends and Distributions.

(A) Ordinary Dividends.  In the event the Corporation declares a dividend payable to holders of any class of stock, the holder of each share of Series D Convertible Preferred Stock shall be entitled to receive a dividend equal in amount and kind to that payable to the holder of the number of shares of the Corporation's Common Stock into which that holder's Series D Convertible Preferred Stock could be converted on the record date for the dividend.

(B) Liquidation.  Upon the liquidation, dissolution and winding up of the Corporation, the holders of the Series D Convertible Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of common stock, the sum of One Half Cent ($0.005) per share, after which the holders of Series D Convertible Preferred Stock shall share in the distribution with the holders of the Common Stock on a pari passu basis, except that in determining the appropriate distribution

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of available cash among the shareholders, each share of Series D Convertible Preferred Stock shall be deemed to have been converted into the number of shares of the Corporation's Common Stock into which that holder's Series D Convertible Preferred Stock could be converted on the record date for the distribution.

Section 3.  Voting Rights. The holders of shares of Series D Convertible Preferred Stock shall have the following voting rights:  Each share of Series D Convertible Preferred Stock shall entitle the holder thereof to cast on all matters submitted to a vote of the stockholders of the Corporation that number of votes which equals the number of shares of Common Stock into which such holder's shares of Series D Convertible Preferred Stock are convertible on the record date for the stockholder action, as determined under Section 8 hereof.

Section 4.  Reacquired Shares. Any shares of Series D Convertible Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 5.  Redemption. At any time after August 31, 2007, the Corporation shall be entitled to redeem the shares of Series D Convertible Preferred Stock by giving written notice to the registered holders thereof not less than 15 nor more than 60 days prior to the redemption date.  Each such notice shall state (1) the redemption date, (2) the number of share to be redeemed from each holder, and (3) the place where certificates for the Series D Convertible Preferred Stock are to be surrendered.  Upon surrender in accordance with said notice of certificates for the shares to be redeemed, such shares shall be redeemed at a price of $.01 per share.  Notice having been given, upon the redemption date (unless the Corporation shall default in paying the redemption price), said shares shall no longer be deemed to be outstanding.

Section 6. Voting on Amendment. The Certificate of Incorporation of the Corporation shall not be further amended, nor shall any resolution of the directors be adopted that in any manner would materially alter or change the powers, preferences or special rights of the Series D Convertible Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least seventy-five percent of the outstanding shares of Series D Convertible Preferred Stock, voting together as a single class.

Section 7. No Impairment. The Corporation will not, by amendment of its Certificate of   Incorporation or adoption of a directors’ resolution or by any other means or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designation and in the taking of all such action as may be  necessary  or  appropriate  in  order  to protect  the Conversion Rights of the holder of the Series D Convertible Preferred Stock  against impairment.

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Section 8. Conversion. The holders of the Series D Convertible Preferred Stock shall have the following rights with respect to the conversion of the Series D Convertible Preferred Stock into shares of Common Stock (the "Conversion Rights"):

            (A) Conversion.  Subject to and in compliance with the provisions of this Section 8, any shares of Series D Convertible Preferred Stock may, at any time, at the option of the holder, be converted into fully paid and nonassessable shares of Common Stock (a "Conversion").  The number of shares of Common Stock to which a holder of Series D Convertible Preferred Stock shall be entitled upon a Conversion shall be the product obtained by multiplying the number of shares of Series D Convertible Preferred Stock being converted by two thousand (2,000) (“Adjustment Number”).

            (B) Dividend Payable in Shares of Stock.  In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, then the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (C) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, reorganization, or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Conversion Rights of Series D Convertible Preferred Stock shall at the same time be modified such that upon Conversion of a share of Series D Convertible Preferred Stock the holder shall receive the product of the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

(D)  Adjustment for Reclassification, Exchange and Substitution.  At any time or times the Common Stock issuable upon the conversion of the Series D Convertible Preferred Stock is changed into the same or a different number of shares of any class or classes of the Corporation’s stock, whether by recapitalization, combination, consolidation, reclassification or otherwise, in any such event the Adjustment Number shall be changed proportionately to the change in the number of shares of Common Stock resulting from the recapitalization, reclassification or other change.

(E) Mechanics of the Conversion.  Upon a Conversion, the holder of Series D Convertible Preferred Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation, together with a completed Notice of Conversion in the Form of Exhibit A.  Thereupon, the Corporation shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled.  The Conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series D Convertible Preferred Stock to be converted.  The person entitled to receive the shares of

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Common Stock issuable upon a Conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

(F) Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock,  solely for the purpose of effecting the conversion of the shares of the Series D Convertible Preferred Stock , such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series D Convertible Preferred Stock.  If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the  Series D Convertible Preferred Stock,  the Corporation  shall, at the request of any holder of Series D Convertible Preferred Stock,  take such corporate action as may,  in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock  to such number of shares as shall be sufficient for such purpose.

Section 9. Notices of Record Date.  Upon (i) any taking by the Corporation of a record of the holders of any  class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other  distribution, or (ii) any sale of the Corporation, capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of  the Corporation, or  any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series D Convertible Preferred Stock at least twenty (20) days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such  dividend or distribution and a description of such dividend or distribution,  (B) the date on which any such sale of the Corporation, reorganization, reclassification, recapitalization, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other  securities) for securities or other property deliverable upon such sale of the Corporation, reorganization, reclassification, recapitalization, dissolution, liquidation or winding up.

Section 10.  Notices.  Any notice required by the provisions of this Certificate of Designation shall be in writing and shall be deemed effectively given:  (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day,  (iii) three (3) days after having been sent by regular mail, postage prepaid,  or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery,  with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its duly authorized officer this 10th day of November, 2006.

ULTRADATA SYSTEMS, INCORPORATED

________________________________

Huakang Zhou

Chief Executive Officer

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Exhibit A

NOTICE OF CONVERSION

Reference is made to the Certificate of Designation of SERIES D CONVERTIBLE PREFERRED STOCK dated October _____ , 2006 (the "Certificate of Designation"), of ULTRADATA SYSTEMS, INCORPORATED, a Delaware corporation (the "Corporation").  In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series D Convertible Preferred Stock, par value $0.01 per share (the "Preferred Shares") indicated below into shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the Preferred Shares specified below as of the date specified below.

Date of Conversion:________________________________

Number of Preferred Shares to be converted:_________________________________

Please confirm the following information:

Number of shares of Common Stock to be issued:_____________________________

Please issue the Common Stock into which the Preferred Shares are being converted in the following name and to the following address:

Issue to:__________________________________

Address:__________________________________

__________________________________

Facsimile Number:__________________________________

Authorization:__________________________________

By: ___________________________

Title: ___________________________

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       EXHIBIT B

PROXY

The undersigned hereby appoints _______________ or, in the event of ______________’s  death or the adjudication of his incompetency, _______________, proxy of the undersigned to vote at any meeting of the stockholders of Ultradata Systems, Inc., a Delaware corporation (the "Company") or to express consent by such stockholders to a corporate action in writing without a meeting, in each case solely in respect of any matter that is brought before all of the holders of the Company's Stock to be voted on at any meeting of such stockholders of the Company, on behalf of and with respect to all of the shares of Series B Convertible Preferred Stock (“Series B Stock”) held by the undersigned.  The undersigned acknowledges that this proxy is coupled with an interest and is irrevocable until the earliest of (a) ten years from the date hereof, (b) the conversion of the Series B Stock to common stock, or (c) the redemption of the Series B Stock upon the terms set forth in the Certificate of Designation of the Series B Common Stock.

WARNER TECHNOLOGY & INVESTMENT CORP.

By:

___________________________________

Name: Huakang Zhou

Title: President

Date: November  ___, 2006

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